Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces first Quarter 2015 Results

MELVILLE, N.Y., April 22, 2015—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its first quarter ended March 31, 2015.

“During the first quarter of 2015, the FalconStor team accomplished many of the goals which it had set out for itself. We released new technology that enabled customers to modernize their storage infrastructure. We reinvigorated our position in the marketplace with the introduction of FreeStor™ through a global public relations campaign while continuing the drumbeat of #BEFREE,” said Gary Quinn, FalconStor President and CEO. “We saw bookings in both of our international geographies which exceeded or equaled our internal projections even with currency headwinds in Europe and Japan. We have already seen significant progress in installations of our new products by new and existing customers. This quick adoption is a key indicator, as our sales cycle is typically longer than one-quarter. We believe that throughout 2015, we will measure our success by the partnerships we deliver within the all-flash array community, hybrid/private cloud service providers, and large enterprise customers. We are proud to announce that we have finalized three OEM relationships, who trust their business to the FreeStor technology, using either their private-labeled brand or the FalconStor brand. As we continue to improve on our execution, we are also delivering on our vision to simplify storage environments at maximum overall value, and have multiple indicators showing FalconStor is on the right path for growth.”

Financial and Business Highlights and Overview:

•	REVENUE:

◦	Q1 2015 revenue totaled $19.9 million compared with $11.8 million in Q4 2014 and $12.0 million in Q1 2014.

◦
Q1 2015 revenue would have totaled $10.1 million, excluding $9.9 million relating to the acceleration of previously deferred revenue recognized as a result of the termination of ongoing maintenance services during the first quarter of 2015 associated with our joint-development agreement.

•	BOOKINGS:

◦	Q1 2015 total bookings were $11.7 million compared with $13.6 million in Q4 2014 and $14.4 million in Q1 2014.

◦
In Q1 2015, approximately 72% of our total product bookings were ratable as compared with 57% in Q4 2014 and 38% in Q1 2014, which is a clear indicator of our business moving to an over-time revenue recognition.

•	DEFERRED REVENUE:

◦	Excluding the impacts of our joint-development agreement, deferred revenue as of March 31, 2015 increased 3% and 6% compared with March 31, 2014 and December 31, 2014, respectively.

◦
Deferred revenue as of March 31, 2015 totaled $26.7 million, a decrease of 16% compared with March 31, 2014, and a decrease of 27% compared with December 31, 2014. The Company recognized revenue of $11.3 million during the first quarter of 2015, which was included in our deferred revenue as of December 31, 2014, related to our joint-development agreement. In summary our deferred revenue continues to grow after excluding the joint-development agreement amounts during the comparison periods.

•	CASH:

◦	Cash used in operations was $0.3 million for the three months ended March 31, 2015, compared with cash provided by operations of $0.3 million for the three months ended March 31, 2014.

◦	The Company closed the quarter with $21.0 million of cash, cash equivalents and marketable securities, compared with $21.8 million at December 31, 2014.

◦	During the first quarter of 2015, the Company made $0.2 million in payments associated with the “rebalancing” program from 2013.

•	Non-GAAP EXPENSES and MARGINS:

◦	Non-GAAP expenses totaled $13.0 million in Q1 2015, compared with non-GAAP expenses of $14.0 million in Q4 2014 and non-GAAP expenses of $13.9 million in Q1 2014.

◦	Non-GAAP gross margins were 88% in Q1 2015, compared with non-GAAP gross margins of 78% in both Q4 2014 and Q1 2014.

◦	Non-GAAP gross margins excluding the $9.9 million of accelerated revenue associated with our joint-development agreement, was 76% in Q1 2015.

•	OTHER ITEMS

◦	On February 18, 2015, the Company introduced FreeStor, the industry’s first horizontal converged data services platform which is scheduled to be released during the second quarter of 2015.

◦
The Company signed three (3) OEM agreements with industry leading manufactures located in Asia, Europe and North America, who chose FalconStor’s solutions to embed our technology to add value to either their all-flash storage arrays, servers or services.

◦
The Company announces a new stock buy-back program, whereby the Board of Directors has authorized the Company to purchase up to five million shares over a three-year period based upon certain cash requirements.

◦
In 2013, the Company entered into a joint-development agreement whereby final acceptance of the software delivered under the joint-development agreement occurred on November 16, 2014. During 2014 the Company began to recognize the total committed fee as revenue ratably over a twenty-five and a half month period which began on November 16, 2014 which included a contractual twenty-four month maintenance period. The Company anticipated recognizing approximately $1.4 million per quarter associated with this agreement. During the first quarter of 2015 the customer elected to terminate their maintenance agreement and as such all unrecognized deferred revenue of approximately $9.9 million was accelerated and recognized as product revenue during the quarter. During the three months ended March 31, 2015, the Company recorded product revenue of approximately $11.3 million related to this agreement. As of March 31, 2015, there is no deferred revenue related to this agreement.

Financials

Total revenue for the first quarter of 2015 was $19.9 million compared with $12.0 million in the same period a year ago. Included in total revenue for the first quarter of 2015 was $11.3 million of revenue associated with our joint-development agreement, of which $9.9 million was accelerated during the first quarter. GAAP income from operations for the first quarter of 2015 was $6.4 million, compared with an operating loss of $2.6 million for the first quarter of 2014. Included in the operating results for the three months ended March 31, 2015 and 2014 were; (i) expense of less than $0.1 million and $0.1 million, respectively, of investigation, litigation and settlement related costs; (ii) $0.4 million for both periods of share-based compensation expense; and (iii) $0.1 million and $0.2 million, respectively, of restructuring costs. GAAP net income for the quarter was $5.3 million compared with a net loss of $2.8 million for the same period a year ago. Included in our net income (loss) for the three months ended March 31, 2015 and 2014 was an income tax provision of $0.6 million and $0.2 million, respectively. GAAP net income attributable to common stockholders for the first quarter of 2015, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $4.9 million, or $0.10 per diluted share, compared with a loss of $3.1 million, or $0.06 per diluted share, for the same period a year ago.

Non-GAAP income from operations was $6.9 million for the first quarter of 2015, compared with a non-GAAP loss from operations of $1.9 million for the same period a year ago. Non-GAAP net income was $5.8 million, or $0.11 per diluted share, in the first quarter of 2015, compared with a non-GAAP net loss of $2.1 million, or $0.04 per diluted share, in the first quarter of 2014. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock.

The Company closed the quarter with $21.0 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the three months ended March 31, 2015 was $0.3 million compared with cash provided by operations of $0.3 million during the same period in 2014. Deferred revenue at March 31, 2015 was $26.7 million, compared with $31.9 million at March 31, 2014.

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, April 22, 2015 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-800-289-0468
International: +1-913-312-0706
Conference ID: 5028885

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.
https://falconstor.webex.com/falconstor/j.php?RGID=r5b506269887231098de4c689cfd5a053

Meeting: FalconStor Q1 2015 Earnings
Meeting password: Q1numbers15

Meeting Number: 761 156 627

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning April 22 at 7:30 p.m. EDT through 7:30 p.m. EDT on April 29. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 5028885.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is transforming how enterprises move, store, protect and optimize data.  Founded in 2000, FalconStor offers an award-winning platform for data migration, business continuity, disaster recovery, optimized backup and deduplication.  FalconStor helps maximize data availability and system uptime to ensure nonstop business productivity, while simplifying data management to reduce operational costs. Our open, integrated software solutions reduce vendor lock-in and give enterprises the freedom to choose the applications and hardware components that make the best sense for their business. FalconStor solutions are available and supported by OEMs, as well as leading system integrators and resellers worldwide.  FalconStor is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software and FreeStor are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,090,151	$10,873,891
Marketable securities	10,928,629	10,900,722
Accounts receivable, net	6,477,259	8,898,680
Prepaid expenses and other current assets	1,951,035	1,596,916
Inventory	151,099	352,493
Deferred tax assets, net	301,152	316,586
Total current assets	29,899,325	32,939,288
Property and equipment, net	1,936,008	2,147,188
Deferred tax assets, net	7,503	7,503
Software development costs, net	1,392,026	1,508,517
Other assets, net	1,352,346	1,373,964
Goodwill	4,150,339	4,150,339
Other intangible assets, net	219,207	196,037
Total assets	$38,956,754	$42,322,836
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,379,362	$1,266,504
Accrued expenses	7,700,776	6,939,198
Deferred tax liabilities, net	23,307	23,307
Deferred revenue, net	18,324,463	23,380,012
Total current liabilities	27,427,908	31,609,021
Other long-term liabilities	739,448	630,444
Deferred tax liabilities, net	237,050	226,443
Deferred revenue, net	8,334,834	13,097,215
Total liabilities	36,739,240	45,563,123
Commitments and contingencies
Series A redeemable convertible preferred stock	7,368,358	7,230,941
Total stockholders' deficit	(5,150,844)	(10,471,228)
Total liabilities and stockholders' deficit	$38,956,754	$42,322,836

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Product revenue	$13,970,367	$4,963,059
Support and services revenue	5,969,509	7,038,440
Total revenue	19,939,876	12,001,499
Cost of revenue:
Product	390,224	575,124
Support and service	2,020,018	2,099,251
Total cost of revenue	2,410,242	2,674,375
Gross profit	$17,529,634	$9,327,124
Operating expenses:
Research and development costs	3,205,867	3,348,795
Selling and marketing	5,305,362	5,888,466
General and administrative	2,492,941	2,391,410
Investigation, litigation, and settlement related costs	17,028	111,711
Restructuring costs	134,476	223,573
Total operating expenses	11,155,674	11,963,955
Operating income (loss)	6,373,960	(2,636,831)
Interest and other (loss) income, net	(464,076)	50,108
Income (loss) before income taxes	5,909,884	(2,586,723)
Provision for income taxes	647,505	215,075
Net income (loss)	$5,262,379	$(2,801,798)
Less: Accrual of Series A redeemable convertible preferred stock dividends	190,786	186,904
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	137,417	115,376
Net income (loss) attributable to common stockholders	$4,934,176	$(3,104,078)
Basic net income (loss) per share attributable to common stockholders	$0.12	$(0.06)
Diluted net income (loss) per share attributable to common stockholders	$0.10	$(0.06)
Weighted average basic shares outstanding	40,935,380	48,031,737
Weighted average diluted shares outstanding	51,264,247	48,031,737

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2015	2014
GAAP income (loss) from operations	$6,373,960	$(2,636,831)
Non-cash stock option expense (1)	374,806	412,661
Legal related costs (3)	17,028	111,711
Restructuring costs (4)	134,476	223,573
Non-GAAP income (loss) from operations	$6,900,270	$(1,888,886)

GAAP net income (loss) attributable to common stockholders	$4,934,176	$(3,104,078)
Non-cash stock option expense, net of income taxes (2)	374,806	412,661
Legal related costs (3)	17,028	111,711
Restructuring costs (4)	134,476	223,573
Effects of Series A redeemable convertible preferred stock (5)	328,203	302,280
Non-GAAP net income (loss)	$5,788,689	$(2,053,853)

GAAP gross margin	88%	78%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin	88%	78%

GAAP gross margin - Product	97%	88%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	97%	88%

GAAP gross margin - Support and Service	66%	70%
Non-cash stock option expense (1)	0%	—%
Non-GAAP gross margin - Support and Service	66%	70%

GAAP operating margin	32%	(22%)
Non-cash stock option expense (1)	2%	3%
Legal related costs (3)	0%	1%
Restructuring costs (4)	1%	2%
Non-GAAP operating margin	35%	(16%)

GAAP Basic EPS	$0.12	$(0.06)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01
Legal related costs (3)	0.00	0.00
Restructuring costs (4)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01
Non-GAAP Basic EPS	$0.14	$(0.04)

GAAP Diluted EPS	$0.10	$(0.06)
Non-cash stock option expense, net of income taxes (2)	0.01	0.01
Legal related costs (3)	0.00	0.00
Restructuring costs (4)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01
Non-GAAP Diluted EPS	$0.11	$(0.04)

Weighted average basic shares outstanding (GAAP and as adjusted)	40,935,380	48,031,737
Weighted average diluted shares outstanding (GAAP and adjusted)	51,264,247	48,031,737

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2015	2014
Cost of revenues - Product	$—	$—
Cost of revenues - Support and Service	18,810	21,883
Research and development costs	73,020	88,799
Selling and marketing	88,070	162,187
General and administrative	194,906	139,792
Total non-cash stock based compensation expense	$374,806	$412,661

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three months ended March 31, 2015 and 2014, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.